SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2004

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Item 5. Other Events

Filing of Bankruptcy Report

The Company is hereby filing its Bankruptcy Report for May 1 through May 31, 2004, which was filed with the Bankruptcy Court on July 27, 2004.

Sale of The Modern Finance Company’s Mortgage Portfolio

After obtaining the approval of the Bankruptcy Court, the Company consummated the sale of a significant portion of the mortgage portfolio held by The Modern Finance Company (t/a Tico Credit Company), an Ohio corporation, to The Mortgage Acquisition Corporation, a California corporation (the “Buyer”).

The gross proceeds from the sale before deducting various hold backs and certain fees and expenses, were approximately $2.3 million. The proceeds placed into escrow to be credited against the Company’s stated indebtedness to Finova were approximately $1.9 million. The proceeds are being placed into escrow because of the dispute in the bankruptcy proceedings regarding Finova’s claims.

Certain additional mortgages in the aggregate principal amount of approximately $750,000 may be sold to the Buyer at a similar discount if the documentation regarding these mortgages can be made to be satisfactory to the Buyer.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Operating Report for the period May 1, 2004, through May 31, 2004, filed with the U.S. Bankruptcy Court for the District of Delaware on July 27, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President and Chief Restructuring Officer

Dated: August 10, 2004

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